SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 20, 2003 (March 19, 2003)

FULLPLAY MEDIA SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	0-25373	87-0434226
(State or Other Jurisdiction of Incorporation)	Commission file number	(I.R.S. Employer Identification No.)

12600 SE 38th Street, Suite 150 Bellevue, WA 98006

(Address of Principal Executive Offices, Zip Code)

(425) 653-5505

(Registrant’s Telephone Number, Including Area Code)

Item 3: Bankruptcy or Receivership

On March 19, 2003 Fullplay Media Systems, Inc., a Washington corporation (“Fullplay Media”), filed a petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Western District of Washington. No receiver, fiscal agent or similar officer has been appointed; Fullplay Media will act as a debtor-in-possession while being subject to the supervision and orders of the Bankruptcy Court.

Item 5: Other Events

On March 20, 2003 Fullplay Media filed a Form 15 with the Securities and Exchange Commission to deregister its common stock under the Securities and Exchange Act of 1934. As a result, Fullplay’s obligation to file periodic reports, including its quarterly and annual reports, has been suspended immediately. The deregistration is expected to become effective within 90 days of filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULLPLAY MEDIA SYSTEMS, INC.

Dated: March 20, 2003	By:	/S/ RICHARD P. BARBER
Richard P. Barber, Vice President of Finance, CFO, Secretary and Treasurer